EXHIBIT 23






                          INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statement No. 33-53562 of Comdial Corporation on Form S-8 of our report dated January 30, 1998, appearing in this Annual Report on Form 10-K of Comdial Corporation for the year ended December 31, 1997.








/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Richmond, Virginia
March 25, 1998